Exhibit 5.2

June 26, 2026

Air Water Ventures Limited
c/o Ogier Global c/o Ogier Global (Cayman) Limited
89 Nexus Way
Camana Bay, Grand Cayman
KY1-9009, Cayman Islands

Re:	Registration Statement of Air Water Ventures Limited on Form F-4 (Registration No. 333-294998)

Ladies and Gentlemen:

We have acted as special United States counsel to Air Water Ventures Limited, a Cayman Islands exempted company (“PubCo”), in connection with the preparation and filing of the Registration Statement on Form F-4 originally filed under the Securities Act of 1933, as amended (the “Act”), with the U.S. Securities and Exchange Commission on April 10, 2026 (File No. 333-294998) (as amended, the “Registration Statement”), relating to the registration of warrants to purchase up to 89,977,454 ordinary shares, par value $0.0001 per share, of PubCo, at an assumed exercise price of $1.00 per ordinary share for the purpose of registering such underlying ordinary shares, subject to adjustment (the “PubCo Series A Investor Warrants”), to be issued by PubCo in connection with the proposed business combination (the “Business Combination”) and the related transactions contemplated by the Business Combination Agreement, dated as of August 25, 2025 (as amended, and as may be amended and supplemented, the “Business Combination Agreement”) by and among Inflection Point Acquisition Corp. III, a Cayman Islands exempted company, Air Water Ventures Holdings Limited, a Cayman Islands exempted company (the “Company”), IPCX Merger Sub Limited, a Cayman Islands exempted company, and PubCo.

In connection with this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Form of PubCo Series A Investor Warrant, (ii) the Registration Statement and the exhibits thereto, (iii) the Business Combination Agreement, and (iv) such other documents, and we have considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of PubCo and the Company. We have also assumed that pursuant to the laws of the Cayman Islands, PubCo is validly existing, has the power to issue the PubCo Series A Investor Warrants, and will issue the PubCo Series A Investor Warrants, and has all requisite legal ability to do so, and that the PubCo Series A Investor Warrants have been duly authorized by all necessary corporate action on the part of PubCo.

Morgan, Lewis & Bockius llp

101 Park Avenue
New York, NY 10178-0060	+1.212.309.6000
United States	+1.212.309.6001

Air Water Ventures Limited

June 26, 2026

Based upon the foregoing, we are of the opinion that, when issued as described in the Registration Statement, the PubCo Series A Investor Warrants will be legally binding obligations of PubCo except: (a) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We are opining solely on the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other international, Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Sincerely,

/s/ Morgan, Lewis & Bockius LLP